                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CAPSTONE PHARMACY SERVICES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        CAPSTONE PHARMACY SERVICES, INC.
                             2930 WASHINGTON BLVD.
                          BALTIMORE, MARYLAND 21230


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1996

TO THE STOCKHOLDERS OF  CAPSTONE PHARMACY SERVICES, INC.:

         The Annual Meeting of Stockholders of CAPSTONE PHARMACY SERVICES, INC. (the "Company") will be held at Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on June 4, 1996, at 9:30 a.m. Eastern Daylight Time, for the purposes of considering and voting upon the following matters:

1. To elect new Directors to serve for one-year terms and until their successors are duly elected and qualified;

2. To approve an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors, that will give the Board of Directors the discretion to increase the number of shares of Common Stock reserved for issuance from 550,000 shares to 1,600,000 shares; and

3. In their discretion, on such other matters as may properly come before the Annual Meeting.

         Stockholders of record at the close of business on April 8, 1996, will be entitled to vote at the Annual Meeting of Stockholders.

         The Company's Board of Directors urges all Stockholders of record to exercise their right to vote at the Annual Meeting of Stockholders personally or by proxy. Accordingly, we are sending you the accompanying Proxy Statement and the enclosed proxy card.

         Your attention is directed to the Proxy Statement accompanying this notice for a statement regarding matters to be acted upon at the Annual Meeting of Stockholders.

                                           By Order of the Board of Directors,


                                           Donald W. Hughes, Secretary

Baltimore, Maryland
May 1, 1996

         YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED IN THE MANNER PROVIDED IN THE ACCOMPANYING PROXY STATEMENT.

                        CAPSTONE PHARMACY SERVICES, INC.
                             2930 WASHINGTON BLVD.
                           BALTIMORE, MARYLAND 21230

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1996

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CAPSTONE PHARMACY SERVICES, INC. (the "Company") to be used at the Annual Meeting of Stockholders to be held on June 4, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on June 4, 1996, at 9:30 a.m. Eastern Daylight Time. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 1, 1996.

         A stockholder who executes and returns the accompanying form of proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. Proxies will be voted in accordance with instructions noted on the proxies. Unless otherwise specifically instructed in the proxies, it is the intention of the persons named in the proxy to vote all proxies received by them FOR THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS, AND FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL AND DIRECTORS, THAT WILL GIVE THE BOARD OF DIRECTORS THE DISCRETION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE FROM 550,000 SHARES TO 1,600,000 SHARES. Management does not know of any other matters which will be presented for action at the Annual Meeting of Stockholders. If any other matter does come before the Annual Meeting of Stockholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

         This solicitation is made by the Company, by whom the cost of this proxy solicitation will be borne. It is contemplated that proxies will be solicited solely by mail. Banks, brokers and other custodians will be requested to forward proxy soliciting materials to their customers where appropriate, and the Company will reimburse such banks, brokers, and custodians for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of the Company's shares.

                      SUMMARY OF MATTERS TO BE CONSIDERED

         At the Annual Meeting of Stockholders, the stockholders of the Company will be asked to vote on the following matters: (1) the election of ten nominees to serve as directors for one-year terms and until their successors are duly elected and qualified (See Proposal 1: "Election of Directors"); (2) To approve an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors that will give the Board of Directors the discretion to increase the number of shares of Common Stock reserved for issuance from 550,000 shares to 1,600,000 shares (See Proposal 2:
"Amendment of 1995 Nonqualified Stock Option Plan for Key Personnel and Directors"); and (3) on such other matters as may properly come before the Annual Meeting of Stockholders.

                                     VOTING

         Stockholders of record as of April 8, 1996, will be entitled to vote at the Annual Meeting of Stockholders. At the close of business on that day, there were outstanding 14,623,002 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). See "Stock Ownership of Directors, Executive Officers and Principal Holders." Each share of Common Stock is entitled to one vote, which may be given in person or by proxy authorized in writing. The Company has no other classes of voting stock issued. The Company has the authority to issue shares of preferred stock in one or more series, although no series of preferred stock has been designated or issued.

         To vote by proxy, a stockholder should complete, sign, date and return the enclosed proxy to the Secretary of the Company. The Board of Directors urges you to so complete the proxy card whether or not you plan to attend the Annual Meeting of Stockholders. If you attend the Annual Meeting of Stockholders in person, you may, if you wish, vote in person on all matters brought before the Annual Meeting of Stockholders even if you have previously delivered your proxy. Any stockholder who has given a proxy may revoke it any time prior to exercise by filing an instrument revoking it with the Secretary of the Company, by duly executing a proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the appointment.

         The director nominees will be elected by a plurality of the votes of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting of Stockholders. All other matters submitted to the stockholders will be approved by the affirmative vote of a majority of shares for which votes are cast at the Annual Meeting of Stockholders. Abstentions and broker non-votes will not be counted as affirmative votes, but will be counted for purposes of determining the presence or absence of a quorum. On matters requiring majority or two-thirds vote of all outstanding shares for approval, abstentions have the effect of negative votes. Abstentions and broker non-votes have no legal effect on any other proposal.

                         STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

         The following table sets forth, as of April 8, 1996 the number and percentage of shares of the Company's Common Stock owned by (i) all persons known to the Company to be holders of 5% or more of such securities, (ii) each director and nominee, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere herein, and (iv) all directors and executive officers of the Company, as of April 8, 1996, as a group. Unless otherwise indicated, all holdings are of record and beneficial.

                                                           NUMBER OF
                                                             SHARES                          PERCENTAGE
                                                          BENEFICIALLY                        OF TOTAL
NAME                                                        OWNED(1)                       OUTSTANDING(2)
- ----                                                      ------------                     --------------
Counsel Corporation(3)  . . . . . . . . . .                6,244,325                            36.8%
   Exchange Tower
   Two First Canadian Place, Suite 1300
   Toronto, Ontario, Canada M5X 1E3

R. Dirk Allison(4)  . . . . . . . . . . . .                   97,746                               *

Donald W. Hughes(5) . . . . . . . . . . . .                    8,333                               *

Allan C. Silber(6)  . . . . . . . . . . . .                  387,500                             2.6%

Morris A. Perlis(6) . . . . . . . . . . . .                  387,500                             2.6%

Joseph F. Furlong, III(7),(8) . . . . . . .                   74,500                               *

John Haronian(8),(10) . . . . . . . . . . .                  142,500                               *

Edward Sonshine, Q.C(7),(8) . . . . . . . .                   74,500                               *

Gail Wilensky, Ph.D.(9) . . . . . . . . . .                   15,000                               *

Albert Reichmann(9) . . . . . . . . . . . .                   15,000                               *

J. Brendan Ryan(9)  . . . . . . . . . . . .                   15,000                               *

John E. Zuccotti(9),(11)  . . . . . . . . .                   24,500                               *

All directors and executive officers
 as a group(12) (11 persons)  . . . . . . .                1,242,079                             8.0%


- ------------------
*  Indicates less than 1%

(1) Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2) The percentages shown are based on 14,623,002 shares of Common Stock outstanding on April 8, 1996, plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), which includes shares subject to stock options and warrants held by such holder which are exercisable within sixty (60) days of March 1, 1996. As of March 23, 1996, there were an additional 1,075,000 shares outstanding as a result of option exercises and completion of a private placement. None of such additional shares were acquired by a party listed in this table.

(3) Includes 1,298,181 and 1,038,545 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share respectively. Counsel Corporation ("Counsel") is a publicly traded Ontario, Canada corporation primarily engaged in the health care industry. Directors Silber, Sonshine and Perlis are directors of Counsel and director Silber beneficially owns or controls approximately 25% of the common stock of Counsel, a majority of which is pledged to a lender. Directors Sonshine and Perlis own in the aggregate less than 5% of Counsel's common stock. All of the directors listed in this footnote (3) disclaim beneficial ownership of shares of Common Stock in their capacity as directors of Counsel, and Mr. Silber disclaims beneficial ownership of shares of Common Stock in his capacity as a significant stockholder of Counsel.

(4) Includes 15,170 and 12,136 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively and 15,000 and 25,000 shares purchasable upon exercise of options at $4.44 and $8.50 per share, respectively.

(5) Includes 8,333 shares purchasable upon exercise of options at $8.50 per share.

 (6) Includes 25,000 and 20,000 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively and 15,000, 2,500, 250,000 and 25,000 shares purchasable upon exercise of options at $4.44, $7.50, $4.31 and $8.50 per share, respectively.

 (7) Includes 15,000 and 12,000 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.

 (8) Includes 15,000 and 2,500 shares purchasable upon exercise of options at $4.44 and $7.50 per share, respectively.

 (9) Includes 15,000 shares purchasable upon exercise of options at $4.44 per share.

(10) Includes 15,000 and 15,000 shares purchasable upon exercise of options at $2.85 and $3.50 per share, respectively, issued under the 1991 Option Plan and 25,000 and 20,000 shares purchasable upon exercise of warrants at $4.50 per share, and $5.50 per share, respectively.

(11) Includes 2,500 and 2,000 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.

(12) Includes 950,639 shares issuable under the Company's Option Plans and upon exercise of warrants.

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") (and, if such security is registered on a national securities exchange, also with the exchange). Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely upon representations submitted by the Company's directors and executive officers and the Company's review of filings on Forms 3, 4 and 5, including amendments thereto, the Company has concluded that all such forms were timely filed.

                               EXECUTIVE OFFICERS

   The Company's executive officers are as follows:

                                                                           PRINCIPAL OCCUPATION;
NAME OF OFFICER            AGE      OFFICER SINCE                        OCCUPATION LAST FIVE YEARS
- ---------------            ---      -------------                        --------------------------
R. Dirk Allison            40       May 1995                 Director of the Company since August 1995;
                                                             President and Chief Executive Officer of the
                                                             Company since May 1995; President and Chief
                                                             Executive Officer of PremierPharmacy, Inc.
                                                             ("Premier") from July 1993 to May 1995;
                                                             President and Chief Executive Officer of
                                                             Allied Pharmacy Management, Inc. from February
                                                             1988 to June 1993.

Donald W. Hughes           45       December 1995            Vice President, Chief Financial Officer,
                                                             Secretary and Treasurer of the Company since December 1995;
                                                             Executive Vice President and Chief Financial
                                                             Officer of Broventure Company, Inc., a
                                                             closely-held investment management company
                                                             from November 1990 and January 1988,
                                                             respectively; a Director of C.P. Clare
                                                             Corporation, a telecommunications equipment
                                                             supplier, since June 1993.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation for the services in all capacities to the Company for the ten months ended December 31, 1995 (the "Interim Fiscal Period") and fiscal years ended February 28, 1995 and 1994 of those persons who were, at any time during the Interim Fiscal Period, the Company's chief executive officer or, at December 31, 1995, the Company's other executive officers, and who received annual salary and bonus in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term Compensation
                                                                          ---------------------------------------
                                      Annual Compensation                          Awards                Payouts
                        ----------------------------------------------    -------------------------    ----------
                                                                                         Securities
                                                                           Restricted    Underlying
 Name and Principal                                      Other Annual        Stock       Options/         LTIP        All Other
    Position (1)        Year(s)    Salary($)  Bonus($)  Compensation(2)($) Award(s)($)    SARs (#)     Payouts($)  Compensation($)
- -------------------     -------    ---------  --------  ------------------ -----------   ----------    ----------  ---------------
R. Dirk Allison . .   Dec 1995(3)   123,000     -0-            -0-             -0-         65,000         -0-           -0-
  President and       Feb 1995        *          *              *               *             *            *             *
  CEO(2)              Feb 1994        *          *              *               *             *            *             *

Morris A. Perlis. .   Dec 1995(3)    -0-        -0-            -0-             -0-         267,500        -0-           -0-
  Former Interim      Feb 1995       -0-        -0-            -0-             -0-           -0-          -0-           -0-
  CEO(4)              Feb 1994        *          *              *               *             *            *             *

- ---------
* Indicates periods prior to employment with the Company.

(1) Perquisites for each executive officer are in amounts which do not require disclosure.
(2) Mr. Allison joined the Company on May 22, 1995, upon completion of the Premier Acquisition. The base salary for Mr. Allison is $230,000.
(3)      Represents a ten-month period.
(4) Mr. Perlis served as interim Chief Executive Officer from December 1995 until completion of the Premier Acquisition in May 1995. Mr. Perlis currently serves as Vice Chairman of the Company.

OPTION GRANTS

                 The table below provides information on grants of stock options pursuant to the Company's Option Plans (the "Option Plans") during the Interim Fiscal Period, to the officers named in the Summary Compensation Table. Additional grants have been made to certain officers and other employees since December 31, 1995. See "Stock Ownership of Directors, Executive Officers and Principal Holders". The Company grants no stock appreciation rights.


            OPTION/SAR GRANTS IN TEN MONTHS ENDED DECEMBER 31, 1995

                                    Individual Grants
                      ---------------------------------------------

                                        PERCENT OF
                        NUMBER OF         TOTAL                                       POTENTIAL REALIZABLE VALUE
                       SECURITIES      OPTIONS/SARS                                   AT ASSUMED ANNUAL RATES OF
                       UNDERLYING       GRANTED TO     EXERCISE OR                  STOCK PRICE APPRECIATION FOR(1)
 NAME                 OPTIONS/SARS    EMPLOYEES IN     BASE PRICE     EXPIRATION            OPTION  TERM
 ----                  GRANTED (#)     FISCAL YEAR       ($/SH)          DATE       -------------------------------
                      ------------    -------------    -----------    ----------     5%         ($)    10%      ($)
                                                                                    ---------------   -------------
 R. Dirk Allison          15,000          1.7%            $4.44        08/28/05        $ 41,884        $   106,413
                          50,000          5.8%             4.31        08/29/05         135,527            343,452
 Morris A. Perlis         15,000          1.7%             4.44        08/28/05          41,884            106,143
                         250,000         29.0%             4.31        08/29/05         677,634          1,717,258
                           2,500            *              7.50        12/31/05          11,792             29,883

- ---------------------
* Less than one percent.

(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

OPTION EXERCISES AND VALUES

                 The table below provides information as to exercises of options by the executive officers named in the Summary Compensation Table during the ten months ended December 31, 1995 under the Company's option plans and the year-end value of unexercised options. The Company grants no stock appreciation rights.

            AGGREGATED OPTION/SAR EXERCISES IN THE TEN MONTH PERIOD ENDED DECEMBER 31, 1995 AND PERIOD-END OPTION/SAR VALUES

                                                                    NUMBER OF               VALUE OF
                                                                    SECURITIES             UNEXERCISED
                                                                    UNDERLYING            IN-THE-MONEY
                                                                   UNEXERCISED            OPTIONS/SARS
                                  SHARES                           OPTIONS/SARS          AT DECEMBER 31,
                               ACQUIRED ON       VALUE         AT DECEMBER 31, 1995        1995 FISCAL
            NAME              EXERCISE (#)    REALIZED ($)     FISCAL YEAR-END (#)      YEAR-END ($) (1)
            ----              ------------    ------------     --------------------     ----------------
                                                                  EXERCISABLE/            EXERCISABLE/
                                                                  UNEXERCISABLE           UNEXERCISABLE
                                                                  -------------           -------------
 R. Dirk Allison . . . . .         -0-            $-0-            15,000/50,000         $45,900/$159,500

 Morris A. Perlis  . . . .         -0-             -0-             267,500/-0-             843,400/-0-

- ------------------------------
(1) Options are classified as "in-the-money" if the fair market value of the underlying Common Stock exceeds the exercise price of the option. The per share value of such in-the-money options is the difference between the option exercise price and $7.50, the per share fair market value of the underlying Common Stock as of December 29, 1995. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon the exercise of the options will be based on the per share market price of the Common Stock at the time of exercise and are thus dependent upon future performance of the Common Stock.


COMPENSATION COMMITTEE REPORT

                 The following Compensation Committee Report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the persons named below.

                 Decisions on compensation of the Company's senior executives, except for decisions related to awards under the Company's Option Plans, are made by the Compensation Committee of the Company's Board of Directors. It is the task of the Compensation Committee to establish executive compensation guidelines for the Company which are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company and its stockholders.

             Former interim chief executive officer Morris Perlis received no cash compensation for his interim services. The current members of the Compensation Committee have met with the entire Board of Directors in setting the compensation for the current executive officers and have set forth policies to govern such compensation currently and in the future. The Committee continues to review all management compensation in light of these policies.

Compensation Philosophy and Policies for Executive Officers

             The Company's primary business goal is to provide high quality service while maximizing stockholder value. The Company believes it can best achieve this goal by achieving leadership in the provision of relevant and high quality health services, expanding its operations primarily through acquisitions and internal growth without imperiling the achievement of other strategic objectives, and establishing a reputation as a desirable employer and responsible corporate citizen. The Compensation Committee seeks to forge a strong link between the Company's business goal and its compensation program by aligning the interests of its stockholders and management personnel, including executive officers. The Company's executive compensation program is intended to be consistent with this overall philosophy for compensation at all management levels. The Company believes that by aligning management compensation with the Company's business goal, the likelihood of the Company's success on both a short-term and long-term basis is increased. As an example, the Company has created and requested stockholder approval of the 1995 Key Personnel and Directors Option Plan and the Employee Stock Purchase Plan.

             The Company's current executive compensation program supports the Company's strategy and objective of creating stockholder value by:

         - Emphasizing pay for performance by linking a significant portion of executive compensation to the performance of both the Company and the individual executive officer.

         - Directly aligning the interest of executives with the long-term interest of stockholders by awarding stock options at current market prices which have value to the executives through long-term stock appreciation.

         - Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

         - Appropriately balancing the Company's short-term and long-term business, financial and strategic goals.

             Currently, the Company's executive compensation program is comprised of three principal components: base salary, annual cash incentive (bonus) and long-term incentive opportunity through stock options. The annual executive pay targets (base salary plus incentive) are intended to be competitive with executive compensation of other U.S. public health care companies, particularly institutional pharmacy companies, when the Company meets or exceeds its annual operating goals.

             The Company attempts to compare its executive pay targets with the annual pay of other publicly held companies, particularly institutional pharmacy companies, subject to available information. These other companies include companies from the Peer Group reflected in the Stock Performance Graph found elsewhere in this Proxy Statement. Since the Peer Group is small, however, the Compensation Committee retains the discretion to compare the Company's executive pay targets with those of companies outside of this group. The performance of these other companies is not currently considered in setting executive compensation, largely because the Company's historical operations were significantly worse, requiring special efforts and talents from the current executives. The Company's compensation is lower than that of most comparable companies, particularly because no bonuses were granted for the last fiscal year. The Compensation Committee expects compensation for the current fiscal year to be below, but closer to, the median if incentive targets are reached.

Base Salary

             All management salaries, including those of the executives, are evaluated on a regular basis. In making its decision on salary levels, the Company does not use a predetermined formula. In determining the salaries of the Company's new executive team, the Company considered past earnings of certain individuals as officers of Premier and the new executives' potential to contribute to the Company's future. In evaluating appropriate pay levels and salary increases for Company executives, the Compensation Committee, without assigning particular weight to any, intends to consider the following factors: level of responsibility of the executive, individual job performance, internal salary structure, pay practices of other companies, and achievement of the Company's strategic goals. In the past, salary ranges have been based primarily on individual job performances and past earnings.

Annual Cash Incentives

             Annual cash incentive awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are specific to each executive's area of responsibility. Specific weighting is assigned for identified financial, strategic and management practices goals. At least 50% of the available bonus percentage for each named executive officer is now tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board of Directors. The remaining percentages are based on such goals as quality of care, revenue growth, accounts receivable management and control of expenses. The nature of the operational goals and the weighting assigned to each is subject to change annually.

             Company executives may earn a bonus of between 20% and 50% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, performance in light of these goals is determined on an arithmetic scale with the pre-established weighting. Discretionary adjustments by the Compensation Committee are possible if the Committee believes the circumstances so warrant. No bonuses were awarded by the Compensation Committee during the last fiscal year, and the current bonus system was not in place then.

Long-Term Incentives

             The Company's long-term incentive compensation program consists of incentive and nonqualified stock options which are related to improvement in long-term stockholder value. Stock option grants are designed to focus an executive's attention on managing the Company from the perspective of long-term owner with an equity stake in the business. Stock options are granted under the Option Plans by the Disinterested Stock Option Plan Committee.

             The option grants to executive officers offer the right to purchase shares of Common Stock at their fair market value on the date of the grant. These options will have value only if the Company's stock price increases. The number of shares covered by each grant is selected based on the executive's level of responsibility and past and anticipated contributions to the Company.

Chief Executive Officer Compensation

             Mr. Allison is the Company's Chief Executive Officer. Mr. Perlis served as the Company's interim Chief Executive Officer from December 1994 to May 1995, at which time he resigned in connection with the acquisition of Premier and the related hiring of Mr. Allison.

             Generally, the Chief Executive Officer is eligible to participate in the same executive compensation plans available to the Company's other senior executive officers. The Compensation Committee's general approach in setting the Chief Executive Officer's annual compensation is derived from the same considerations described above, that is to be competitive with other U.S. publicly held health care corporations, but also to have a significant portion of annual incentive compensation based upon specific corporate-wide operating performance criteria.

             In May 1995, the Compensation Committee approved a $210,000 base salary for Mr. Allison for the current fiscal year (subsequently increased to $230,000 at the approval of the Committee) and established his range of incentive bonus at between 35-50% of this base salary, or a maximum of $115,000. Mr. Allison's compensation package was developed primarily based upon his historical compensation elsewhere and his experience in the industry and with turn-around situations. According to market data, such base salary and annual incentive target were below the median of the comparison companies mentioned above and appropriately within the Company's overall internal pay practices. No bonus has been paid to any person acting as Chief Executive Officer since the beginning of the last fiscal year. In August 1995 and March 1996, stock options to acquire 50,000 and 75,000, respectively, shares of Common Stock were granted to Mr. Allison.

New Tax Regulations

             Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1 million in the current fiscal year and, accordingly, to date the Company has not adopted a policy in this regard.

             THE FOREGOING REPORT IS SUBMITTED BY ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS, WHOSE MEMBERS ARE AS FOLLOWS: ALBERT REICHMANN, MORRIS A. PERLIS AND JOSEPH F. FURLONG, III.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

             The following current directors served on the Compensation Committee during a portion of the ten months ended December 31, 1995:
Reichmann, Perlis and Furlong. No member of the Compensation Committee is an employee of the Company.

                              CERTAIN TRANSACTIONS

CERTAIN SERVICES BY NON-EMPLOYEE DIRECTORS

             Since his election to the Board of Directors in December 1994, Mr. Silber has provided various services to the Company in connection with improving the financial position, results of operations and capital structure of the Company. These have included his service as Co-Chairman and Chairman of the Board of Directors, direction of the negotiation of the recent acquisition of three institutional pharmacies, PremierPharmacy, Inc. ("Premier"), Geri-Care Systems, Inc. ("Geri-Care") and I.M.D. Corporation ("IMD"), direction of the completion of certain private placements and direction of the replacement of the Company's bank line of credit. Mr. Silber has received no cash compensation for such services.

             Since his election to the Board of Directors in December 1994, Mr. Perlis has provided various services to the Company in connection with the Company's long term strategy and decisions concerning the retention or disposition of the Company's lines of business. These have included his service as Vice Chairman of the Board of Directors and interim Chief Executive Officer, direction of the negotiation of modifications to material contracts and indebtedness of the Company, direction of personnel and operational matters, and direction of the Company's regulatory compliance program. Mr. Perlis has received no cash compensation for such services.

             Set forth below is a summary of various transactions involving the Company and certain directors, officers, stockholders or other affiliates. It is the policy of the Company to notify the Board of Directors and seek the approval of a majority of the members of the Board or an appropriate committee who are not related to an interested party in connection with transactions between the Company and a related party.

PRIVATE OFFERINGS BY THE COMPANY

             Counsel acquired 596,362 Units in a May 22, 1995 private placement by the Company (the "May Private Placement"), representing approximately 37.3% of the Units sold. In addition, Curtis B. Johnson, who is employed by Counsel to serve as in-house legal counsel and who provides legal services to the Company pursuant to an agreement between the Company and Counsel, acquired 27,400 Units, representing approximately 1.7% of the Units sold. The securities sold in the May Private Placement are unregistered and are thus subject to typical restrictions on resale or transfer. In connection with the May Private Placement, Counsel Corporation, a Toronto, Ontario, Canada corporation ("Counsel") agreed to abandon certain demand and piggyback registration rights previously granted to it by the Company. Investors in the May Private Placement, including Counsel, are however, entitled to demand and piggyback registration rights comparable to those abandoned by Counsel. The terms of the May Private Placement were approved by an independent committee of the Board of Directors. In addition, the Board of Directors received an opinion from an independent investment banking firm to the effect that the transaction was fair from a financial point of view to the Company's stockholders.

         Certain directors and officers of the Company also participated in the May 22, 1995 Private Placement as noted in the table below:

                                                                 Number of Units              % of
                                    Participant                     Acquired                  Units
                                    -----------                     --------                  -----
                           Joseph F. Furlong III                     30,000                   1.88%

                           John Haronian                             50,000                   3.13

                           Morris A. Perlis                          50,000                   3.13

                           Allan C. Silber                           50,000                   3.13

                           Edward Sonshine, Q.C.                     30,000                   1.88

                           R. Dirk Allison                           30,340                   1.90

                           Carl A. Pannuti                           13,700                    *

                           A. Joe McLelland                           2,740                    *

                           John E. Zuccotti                           5,000                    *

                           Individuals cited above as a
                           group (9) persons                        261,780                  16.36


- -------------------------------------
* Indicates less than 1%

             Counsel acquired 1,311,237 shares in an August 29, 1995 private placement by the Company (the "August Private Placement") representing approximately 37.5% of the shares sold. There were no warrants issued in connection with the August Private Placement. The Company has also granted registration rights with respect to shares issued under the August Private Placement comparable to the registration rights granted in the May Private Placement.

             Counsel Corporation beneficially owns approximately 36.8% of the outstanding Common Stock and voting power of the Company and, as such, is the Company's largest stockholder. As a result of the Counsel Investment, the Company has agreed to use its best efforts to cause four Counsel nominees to serve on the Company's Board of Directors. As a result of the foregoing, Counsel has a significant influence on matters brought before the stockholders or the Board of Directors, although it cannot control the outcome of any vote.

PREMIER ACQUISITION

             On May 22, 1995, the Company acquired Premier for a purchase price of $4.25 million (the "Premier Acquisition"). Premier's operations generate annualized revenues of approximately $24 million, primarily from pharmacy services provided to long-term care facilities and hospitals. In connection with such transactions, R. Dirk Allison, President and Chief Executive Officer of Premier, was elected as President and Chief Executive Officer of the Company.

CONSULTING SERVICES

             Curtis B. Johnson, the general counsel of DCAmerica Inc. ("DCA"), a Counsel Corporation subsidiary, has provided legal services to the Company since April 1995 pursuant to an agreement between the Company and DCA providing for reimbursement of DCA's allocable costs related to such services. Mr. Johnson has options to acquire 25,000 shares of Capstone's common stock for an exercise price of $4.31 per share.

             Marvin Sirota, a former officer and director of the Company, is providing consulting services pursuant to a Severance and Consulting Agreement dated January 15, 1995. Under the Severance and Consulting Agreement, Mr. Sirota receives $11,607.00 per month through May 31, 1997 plus expenses incurred in connection with his obligations to the Company.

             Frank Mandelbaum, a former officer and director of the Company, is providing consulting services pursuant to a Severance and Consulting Agreement dated January 26, 1995. Under the Severance and Consulting Agreement, Mr. Mandelbaum receives $11,607.00 per month through May 31, 1997 plus expenses incurred in connection with his obligations to the Company.

             Charles Lathrop, Jr., a former officer and director of the Company, is providing consulting services pursuant to a Severance and Consulting Agreement dated March 8, 1995. Under the Severance and Consulting Agreement, Mr. Lathrop receives $10,000 per month through April 14, 1997 and $4,583 per month for twelve months thereafter, plus expenses incurred in connection with his obligations to the Company.

             PF&R Holdings, Inc., an affiliate of Director Reichmann, has earned fees of $250,000 and $320,000, respectively, for certain services rendered in connection with the Company's acquisition of Geri-Care Systems, Inc. effective January 1996 and IMD Corporation effective February 1996.

             For a discussion of the relationships between the Company and its affiliates, directors, officers and principal stockholders, please see "Stock Ownership of Directors, Executive Officers and Principal Holders," "Executive Officers" including "Compensation Committee Interlocks and Insider Participation" and "Election of Directors."

             It is the policy of the Company to notify the Board of Directors and seek the approval of a majority of the members of the Board or its Executive Committee who are not related to Counsel in connection with transactions between the Company and its affiliates, including Counsel.

STOCK PERFORMANCE GRAPH

             The stock performance graph depicted below is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the Company.

             The following graph compares the cumulative total returns of the Company with those of the Nasdaq Market Index and a peer group index. Cumulative return assumes $100 invested in the Company or respective index on February 28, 1991, with dividend reinvestment through December 31, 1995. The Company has selected a peer group known as the DOSE Group (SIC Number 5122), as compiled by Research Data Group. This peer group index is comprised of approximately 7 companies, excluding the Company.

Measurement Period          Capstone Pharmacy
(Fiscal Year Covered)       Services, Inc           Peer Group     S&P 500
February 1991                    100                   100           100
February 1992                    433                   203           116
February 1993                    187                   167           128
February 1994                    173                   202           139
February 1995                    187                   271           149
December 1995                    400                   364           193

             To date, the Company has not directly tied executive compensation to stock performance. The future impact of stock performance on executive compensation will be determined by the Compensation Committee.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

             The Board of Directors of the Company currently consists of ten members. Directors are elected to hold office for one-year terms and then until their successors have been duly elected and qualified.

             The Board of Directors proposes that the nominees indicated below be elected as directors to serve for a one-year term and until their successors are duly elected and qualified. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may recommend.

                       NOMINEES FOR ELECTION AS DIRECTORS


Name                                            Age             Position
- ----                                            ---             --------
R. Dirk Allison . . . . . . . . . . . . . . .   40              President, Chief Executive Officer and Director
Joseph F. Furlong, III(1) . . . . . . . . . .   46              Director
John Haronian(2)(3) . . . . . . . . . . . . .   62              Director
Morris A. Perlis(1) . . . . . . . . . . . . .   47              Vice Chairman
Albert Reichmann(1) . . . . . . . . . . . . .   67              Director
J. Brendan Ryan(3)  . . . . . . . . . . . . .   53              Director
Allan C. Silber . . . . . . . . . . . . . . .   47              Chairman
Edward Sonshine, Q.C.(2)  . . . . . . . . . .   49              Director
Gail Wilensky, Ph.D.(3) . . . . . . . . . . .   52              Director
John E. Zuccotti(2) . . . . . . . . . . . . .   58              Director


(1)  Member of Compensation Committee
(2)  Member of Audit Committee.
(3)  Member of Disinterested Stock Option Plan Committee.


         Mr. Allison has served as President and Chief Executive Officer of the Company since May 1995. He served as President and Chief Executive Officer of Premier from July 1993 to May 1995. Mr. Allison served as President and Chief Executive Officer of Allied Pharmacy Management, Inc. from February 1988 to June 1993.

         Mr. Furlong has served as a Director of the Company since December 1994. Mr. Furlong has been a partner of Colman Furlong & Co., a merchant banking firm, since February 1991. Prior to that he was a partner of Robertson Stephens & Company, an investment banking firm, from November 1984 to January 1991. Mr. Furlong has served as a director of American HomePatient, Inc., a home health care provider ("American HomePatient"), since June 1994.

         Mr. Haronian has served as a Director of the Company since January 1994. Mr. Haronian has served as Chairman of Vision World, Inc. and President of Tri-State Leasing, Inc. since April 1991. Mr. Haronian has served as President of Peoples Liquor, Inc. since November 1991. From May 1965 until November 1990, Mr. Haronian served as President of Douglas Drug, Inc.

         Mr. Perlis has been Vice Chairman of the Company since May
1995 and a Director since December 1994. Mr. Perlis served as interim chief executive officer of the Company from December 1994 to May 1995. He has served as a director of and consultant to Counsel since September 1992, and as President of Counsel since January 1994. Mr. Perlis has served as a director of American HomePatient since March 1993, and as its Chairman since May 1994. He has served as a director of NOMA, Inc., a manufacturer of consumer wire and cable, since September 1993. Mr. Perlis was President of Morris A. Perlis & Assoc., an executive management consulting firm, from September 1992 until January 1994 and President of American Express Canada, Inc. from September 1988 until September 1992.

         Mr. Reichmann has served as a Director of the Company since August 1995. He has served as Chairman and a Director of Olympia & York Developments, Limited, a privately held Canadian real estate company, for at least five years prior to February 1993. Mr. Reichmann currently participates in major philanthropic activities in addition to serving on the boards of several major hospitals in Canada.

         Mr. Ryan has served as a Director of the Company since August 1995.
He has served as President and Chief Executive Officer of FCB/Leber Katz Partners and FCB Direct ("FCB") in New York, a diversified advertising firm, since 1991. Prior to that, he was Executive Vice President of Ogilvy & Mather, an advertising firm, from 1977 to 1991 and a director and department head of OMW from 1986 to 1991. Mr. Ryan has served as a member of the Citizens Crime Commission of New York City, since 1985. He is a director of True North Communications, Inc., the parent corporation of FCB.

         Mr. Silber has served as Chairman since February 1995 and a director of the Company since December 1994. Mr. Silber has been Chairman, Chief Executive Officer and a Director of Counsel since August 1979. He served as President of Counsel from August 1979 until January 1994. Mr. Silber has served as a director of Advocat Inc., a nursing home operator ("Advocat"), since January 1994 and as a director of American HomePatient since September 1991.
Mr. Silber served as chairman of American HomePatient from September 1991 to May 1994.

         Mr. Sonshine has served as a Director of the Company since December 1994. He has been President and Chief Executive Officer of RioCan Real Estate Investment Trust of Toronto, Canada since July 1995. He has served as a director of the Company since December 1994. Mr. Sonshine has served as a director of American HomePatient since September 1991. Mr. Sonshine has served as Vice Chairman of Counsel since January 1994, as a director of Counsel since August 1979, and as Chairman, President and Chief Executive Officer of Counsel Management Services, Inc. since October 1993. Mr. Sonshine served as Executive Vice President of Counsel from February 1987 until January 1994. Mr. Sonshine served as President and Chief Executive Officer of Icarus Realty Corp. from February 1987 until September 1993. Mr. Sonshine has been a director of Advocat since May 1995.

         Dr. Wilensky has served as a Director since August 1995. She has served as Chair, Physician Payment Review Commission, Senior Fellow since May 1995, and as John M. Olin Senior Fellow, Project HOPE since January 1993. Dr. Wilensky served as Deputy Assistant to the President for Policy Development from March 1992 to January 1993. She was Administrator of the Health Care Financing Administration of the Department of Health and Human Services from January 1990 to March 1992. Dr. Wilensky also serves as a director for Advanced Tissue Sciences, Coram Healthcare, St. Jude Medical, Syncor International and United Healthcare.

         Mr. Zuccotti has served as a Director of the Company since August 1995. He has served as President and Chief Executive Officer of Olympia & York Companies (U.S.A.), a real estate company, since January 1990 and has served as a director since the inception of a board of directors in July 1993. He has served as a director of Dreyfus Strategic Municipal Bond Fund, Inc. since November 1989. Mr. Zuccotti also serves as director of Dreyfus Calif. Tax Exempt Money Market, Dreyfus Capital Value Fund, Inc., Dreyfus Insured Municipal Bond Fund, Dreyfus New Leaders Fund, Inc., Dreyfus Strategic Municipals, Inc., Dreyfus Municipal Bond Fund, Inc., Dreyfus Municipal Money Market Fund, Inc., and Starrett Housing Corporation.

     The Stock Purchase Agreement dated December 16, 1994 provides that so long as Counsel continues to own the Common Stock acquired under the Agreement, the Registrant will use its best efforts to cause the election to its Board of Directors of four (4) individuals designated by Counsel who are reasonably acceptable to the Registrant, currently Messrs. Silber, Perlis, Sonshine and Furlong. The Stock Purchase Agreement also specifies that the Registrant will use its best efforts to maintain a Board of Directors consisting of eleven (11) members. Currently Mr. Silber serves as Chairman of the Board and Mr. Perlis as Vice Chairman. Mr. Perlis served as interim Chief Executive Officer until Mr. Allison was appointed as Registrant's President and Chief Executive
Officer following the acquisition of Premier .

     Directors who are not officers, employees or consultants of the Company (currently all Directors except Mr. Allison) receive a fee of $500 for each meeting of the Board of Directors or any Committee of the Board attended by telephone and a fee of $1,000 for each such meeting attended in person. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or Committees of the Board.

     The Board of Directors currently has standing Audit, Compensation, Disinterested Stock Option Plan Committees and an Executive Committee. The Board of Directors currently has no standing nominating committee.

     The Executive Committee was dissolved on June 28, 1995, and then was re-created on August 23, 1995. The Committee is composed of Directors Silber, Perlis and Allison. Previously, the Committee was composed of Directors Perlis, Silber and Haronian. Former director Falkson served on the Committee for a portion of the ten months ended December 31, 1995. Messrs. Perlis and Silber joined the Committee simultaneously with Counsel's investment in the Company in December 1994. The Delaware General Corporation Law and the Company's Bylaws provide that the Board may designate such a committee from their number to carry out the functions of the Board as permitted by law. Between meetings of the Board, an executive committee may exercise all powers of the Board except for those prohibited by Delaware General Corporation Law. During the ten months ended December 31, 1995, the Executive Committee held no meetings and adopted no written consent actions.

     The Audit Committee presently is composed of Directors Haronian, Sonshine and Zuccotti. Former director Stone served on the Audit Committee for a portion of the ten months ended December 31, 1995. Responsibilities of this Committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, and review and setting of internal polices and procedures regarding audits, accounts and other financial controls. During the ten months ended December 31, 1995, the Audit Committee held three meetings and adopted no written consent actions.

     The Compensation Committee presently is composed of Directors Reichmann, Perlis and Furlong. Former directors Gasbarro, Falkson and Johnson-Brown served on the Compensation Committee for a portion of the ten months ended December 31, 1995. Responsibilities of this Committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. Prior to the creation of the Disinterested Stock Option Plan Committee, the Compensation Committee also had the authority to grant options under the Company's option plans. During the ten months ended December 31, 1995, the Compensation Committee held one meeting and adopted no written consent actions.

     The Disinterested Stock Option Plan Committee presently is composed of Directors Haronian, Wilensky and Ryan. Former directors Johnson-Brown and Gasbarro served on the Disinterested Stock Option Plan Committee for a portion of the ten months ended December 31, 1995. The Disinterested Stock Option Plan Committee was created June 28, 1995, and is authorized to grant options to directors and employees of the Company under the Company's Option Plans.
During the ten months ended December 31, 1995, the Disinterested Stock Option Plan Committee held two meetings and adopted no written consent actions.

     During the ten months ended December 31, 1995, the Company's Board of Directors held six meetings and adopted four written consent actions. Each current director who was serving on the Board of Directors during the last fiscal year attended at least 75% of the Board meetings and Committee meetings held or taken during the period in which such person served as a director of the Company and committee member during the last fiscal year.

LEGAL PROCEEDINGS AFFECTING NOMINEES

     Olympia and York Developments, Limited. ("O&Y"), a privately-held Canadian real estate company, entered into a Canadian reorganization proceeding on May 14, 1992 under the Companies Creditors Arrangement Act. This proceeding related to various real estate projects located in Canada and elsewhere. On February 5, 1993, a plan of reorganization was sanctioned by the court in such proceeding. At the time of the institution of such proceeding, Director
Nominee Reichmann served as a director and president of O&Y.

     A plurality of the votes of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required to elect the nominees as directors of the Company. Counsel has expressed its intention to vote all its shares in favor of the election of the nominees. THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES AS DIRECTORS.

                                  PROPOSAL 2:

                   INCREASE IN THE NUMBER OF SHARES RESERVED
             FOR ISSUANCE UNDER THE 1995 INCENTIVE AND NONQUALIFIED
               STOCK OPTION PLAN FOR KEY PERSONNEL AND DIRECTORS



     On March 20, 1995, the Board of Directors approved an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors ("Key Personnel Plan") to give the Board of Directors or an appropriate committee the discretion to increase the number of shares of Common Stock reserved for issuance from 550,000 shares to 1,600,000 shares. The Board of Directors has adopted the amendment in part to provide an equity interest and incentive to directors and employees.

     During the Company's ten month fiscal period ended December 31, 1995, options to purchase 712,000 shares at exercise prices of $5.25, $4.31, $5.86 and $6.00 per share were granted under the Key Personnel Plan to employees of the Company, 162,000 of which are contingent upon adoption by the Company's stockholders of the proposed amendment to the Key Personnel Plan. Since January 1, 1996 options to purchase 390,000 shares at exercise prices of $8.00, $8.75 and $8.50 per share were granted under the Key Personnel Plan to employees of the Company, all of which are contingent upon adoption by the Company's stockholders of the proposed amendment to the Key Personnel Plan. As of April 8, 1996, there were outstanding under the Key Personnel Plan options, contingent and otherwise, to purchase 1,102,000 shares of Common Stock with an aggregate market value of approximately $9.9 million (based on the April 8, 1996 closing price of $9.00 per share for the Company's Common Stock). The outstanding options have expiration dates ranging from July 2005 to March 2006.

     The Key Personnel Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, Common Stock or any combination thereof, at the discretion of the option holder.

     The maximum term of any option granted pursuant to the Key Personnel Plan is ten years. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Shares subject to options granted under the Key Personnel Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants.

     The Disinterested Stock Option Plan Committee of the Board currently administers the plan. Subject to certain limitations, the Board and its Committee have the authority to determine the recipients of, as well as the exercise prices, exercise periods, length and other terms of, stock options granted pursuant to the Key Personnel Plan. In making such determinations, the Board may take into account the nature of the services rendered or to be rendered by option recipients, and their past, present or potential contributions to the Company.

     The number of shares of Common Stock which may be granted under the Key Personnel Plan or under any outstanding options will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of the Company's assets to its stockholders for which the Company receives no consideration.

     Generally, no option may be exercised until the holder has been employed by the Company or one of its subsidiaries continuously for at least three months from the date of grant. In the event the option holder is terminated as an employee by reason of disability or death, the holder or his or her representative may exercise the option for a period of 12 months following such termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. If the employment of an option holder is terminated for "cause," as defined in the Key Personnel Plan, the unexercised options expire. In the event the option holder is terminated as an employee for any reason other than disability, death or cause, the holder may exercise his or her option for a period of three months following termination, unless extended by agreement of the Company. In addition, the Company may elect to purchase from such holder any Common Stock held by the holder at the time of termination for a price per share equal to the fair market value of the Common Stock at the time the Company exercises its repurchase option. The Company has the right to repurchase such stock for a period of one year from the date of termination of employment.

     In the event of a dissolution or sale of all or substantially all of the assets of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding option will terminate, unless there is an express assumption of the option by the surviving corporation. However, as to any option which is to so terminate, each holder will have the right immediately prior to the dissolution, sale, merger or consolidation to exercise his or her options, in whole or in part.

     Either nonqualified or incentive stock options may be granted under the Key Personnel Plan. No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a stock option under the Key Personnel Plan. Upon an optionee's exercise of a stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Internal Revenue Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

     Incentive stock options granted under the Key Personnel Plan are intended to qualify for favorable tax treatment under Internal Revenue Code Section 422. No individual may be granted incentive stock options under the Key Personnel Plan exercisable for the first time during any calendar year and having an aggregate fair market value in excess of $100,000. If the recipient of an incentive stock option disposes of the underlying shares before the end of certain holding periods (essentially the later of one year after the exercise date or two years after the grant date), he or she will generally recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the fair market value of the Common Stock on the exercise date. If a disposition does not occur until after the expiration of the holding periods, the recipient will generally recognize a capital gain equal to the excess of the disposition price over the price paid by the recipient on the exercise date. The Company generally will not be entitled to a tax deduction for compensation expense on account of the original sales to employees, but may be entitled to a deduction if a participant disposes of stock received upon exercise of an incentive stock option under the Key Personnel Plan prior to the expiration of the holding periods.

     A copy of the amendment to the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors is attached hereto as Exhibit A.

     A majority of the votes cast for shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required to approve the amendment of the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors. Counsel has expressed its intention to vote all of its shares in favor of the amendment. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSED AMENDMENT.

                               NEW PLAN BENEFITS

     Since December 31, 1995, options to acquire an aggregate of 390,000 shares of Common Stock were granted, all of which are subject to approval by the stockholders of the amendment to the Key Personnel Plan, which will allow the Company to reserve up to 1,600,000 shares of Common Stock for issuance under the Key Personnel Plan. In 1995 the Company granted options with respect to an additional 162,000 shares that are contingent upon such approval. The following table sets forth those granted options that are subject to adoption of the amendment and held by (i) each executive officer named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors, who are not executive officers, as a group, and (iv) all employees, including all current officers who are not executive officers, as a group. The following table does not reflect options previously granted under the Key Personnel Plan which are not subject to the amendment. These options are instead noted in footnote 2 to the table.

                               NEW PLAN BENEFITS

                                                             Dollar               Number of
                       NAME AND POSITION                  Value ($)(1)            Units (2)
                       -----------------                  ------------            ---------
          R. Dirk Allison
           President, CEO, Director, Nominee                  -0-                   75,000

          Donald W. Hughes
           Vice President, CFO,
           Secretary and Treasurer                            -0-                   45,000

          Morris Perlis
           Former Interim CEO, Director, Nominee              -0-                  197,000

          Allan C. Silber
           Director, Nominee                                  -0-                   75,000

          All current Executive Officers
           as a group (2 persons)                             -0-                  120,000

          All current Directors who are not
           Executive Officers as a group
           (2 persons)                                        -0-                  272,000

          All Employees including Officers
           who are not Executive Officers
           as a group (14 persons)                            -0-                  160,000

- -----------

(1) The Dollar Value of all contingent options is -0- because the exercise price of each option is equal to the fair market value of the underlying common stock on the date of grant. Actual dollar values which may be realized will be based on the exercise price and the market price of the Common Stock on the date of exercise, and are thus indeterminable at this time.

(2) Number of Units references number of shares of Common Stock underlying options granted under the 1995 Incentive and Nonqualified Key Personnel and Director Option Plan contingent upon stockholder approval. Options previously granted under the 1995 Incentive and Nonqualified Key Personnel and Director Option Plan and not subject to the proposed amendment to the plan are as follows: 50,000 to officer Allison; 27,000 to former director Falkson; 10,000 to former director Stone; 25,000 to former officer Thompson (all of which have been canceled); 250,000 to director Silber; 128,000 to director Perlis and 85,000 to other employees of the Company, none of which have been exercised. No individual other than Allan C. Silber and Morris
    A. Perlis has or is expected to receive options to acquire five percent (5%) or more of the Common Stock available upon exercise of options under the 1995 Key Personnel and Director Option Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Arthur Andersen LLP was appointed by the Board of Directors to serve as the Company's Independent Public Accountants for the ten months ended December 31, 1995. A representative of that firm will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if he so desires and to respond to questions.

                            DEADLINE FOR SUBMITTING
                             STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for consideration at the Company's 1997 Annual Meeting of Stockholders must be received by the Company's executive offices at 2930 Washington Blvd., Baltimore, Maryland 21230, no later than January 2, 1997, if any such proposal is to be eligible for inclusion in the Company's proxy materials for that Annual Meeting of Stockholders.

                                 OTHER MATTERS

         The management of the Company knows of no other matters to be brought before the Annual Meeting of Stockholders. If any other matter is duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matter in accordance with their best judgment.

         A copy of the Company's Annual Report on Form 10-K is being mailed to each stockholder of record together with this Proxy Statement.

         EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE ANNUAL MEETING, THE PROXY MAY, IF SUCH STOCKHOLDER WISHES, BE REVOKED AND SUCH STOCKHOLDER MAY VOTE THE SHARES IN PERSON. IN ADDITION, A PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE SUCH PROXY IS VOTED.

                                                                      APPENDIX A
PROXY                                                                      PROXY

                       CAPSTONE PHARMACY SERVICES, INC.

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 4, 1996
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints R. Dirk Allison and Donald W. Hughes, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Stockholders of Capstone Pharmacy Services, Inc., to be held on June 4, 1996, at 9:30 a.m. Eastern Daylight Time, at Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)      ELECTION OF DIRECTORS
         |__| FOR all nominees listed below        |__| WITHHOLD AUTHORITY to vote
                     (except as marked to the                for all nominees listed below
                     contrary below)

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE BOX TO VOTE "FOR" ALL NOMINEES
         AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

         John Haronian                Allan C. Silber          Morris A. Perlis             Dr. Gail Wilensky

         Edward Sonshine, Q.C.        R. Dirk Allison          John E. Zuccotti             J. Brendan Ryan

         Joseph F. Furlong, III                                                             Albert Reichmann

(2)      To approve an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 550,000 to 1,600,000 shares.
         |__|  FOR                         |__|  AGAINST                     |__|    ABSTAIN

(3)      In their discretion, on such other matters as may properly come before the meeting.
         |__|  FOR DISCRETION              |__|  AGAINST DISCRETION          |__|    ABSTAIN


                                           (CONTINUED ON REVERSE SIDE)
- ------------------------------------------------------------------------------------------------------------------------
                                           (CONTINUED FROM OTHER SIDE)

         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

               PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.


                                         Dated:                  , 1996
                                               ------------------

                                         -------------------------------------

                                         Dated:                  , 1996
                                               ------------------

                                         -------------------------------------
                                         Signatures of stockholder(s) should
                                         correspond exactly with the name
                                         printed hereon.  Joint owners should
                                         each sign personally.  Executors,
                                         administrators, trustees, etc.,
                                         should give full title and authority.


                        CAPSTONE PHARMACY SERVICES, INC.
                             2930 WASHINGTON BLVD.
                           BALTIMORE, MARYLAND 21230